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                     [LETTERHEAD of DELOITTE & TOUCHE LLP]

CONSENT OF INDEPENDENT AUDITORS


PIMCO Advisors Institutional Funds:

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 20 under the Securities Act of 1933 and Amendment No. 22 under the Investment Company Act of 1940 to Registration Statement No. 33-36528 on Form N-1A of our report dated December 16, 1994 related to PIMCO Advisors Institutional Funds appearing in the financial statements which are incorporated by reference, to the references to us under the heading "Financial Highlights" appearing in the prospectus of PIMCO Advisors Institutional Funds for the portfolios listed below:

      Cadence Capital Appreciation Fund
      Cadence Mid Cap Growth Fund
      Cadence Micro Cap Growth Fund
      Cadence Small Cap Growth Fund

and to the references to us under the heading "Independent Accountants" in the Statement of Additional Information for PIMCO Advisors Institutional Funds, which are a part of such Registration Statement.


/s/ Deloitte & Touche LLP
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December 27, 1995